SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): November 15, 2002
                                                         -----------------


                            INTERNATIONAL STAR, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


         Nevada                       0-28861                 86-0876846
----------------------------       -------------          -------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


  631 North Stephanie Street, #187, Henderson, NV                 89014
  -----------------------------------------------              -----------
      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (702) 719-3562
                                                   --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

The Board of Directors of International Star, Inc. ("the Company") has completed the acquisition of PITA KING BAKERIES INTERNATIONAL INC. (PITA KING) as a wholly owned subsidiary. Per the terms of the Agreement, in exchange for the delivery of all issued and outstanding PITA KING Shares at the Closing, the Company shall issue and deliver to the PITA KING shareholders "Restricted Securities", as defined under Rule 144 and Rule 145 of the Act, certificates representing in the aggregate 4,139,500 shares of the Common Stock of the Company (the "STAR Shares"), to be issued to the several PITA KING shareholders in the same proportion as each PITA KING shareholder's proportionate ownership of the total shares of PITA KING Common Stock outstanding. The effective date of the acquisition is October 1, 2002.

In addition, Mr. Hassan Alaeddine, a co-founder of PITA KING, will be appointed to the Board of Directors of International Star, Inc. Mr. Alaeddine, with fifteen years experience in the bakery business, co-founded PITA KING in Everett, Washington after twelve years of successfully operating his family owned pita bread bakery in Edmonton, Alberta, Canada.

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

        None.

Exhibits


Exhibit No.     Description
-----------     -----------------------------------------

   2.1          Acquisition Agreement and Plan of Reorganization



ITEM 9  -  REGULATION FD DISCLOSURE

                                - PRESS RELEASE -

      International Star, Inc. Completes Acquisition of Pita King Bakeries
               International, Inc. as a Wholly Owned Subsidiary.

LAS VEGAS, NV -- November 15, 2002 -- INTERNATIONAL STAR, INC. (OTCBB:ISRI) announced that the Board of Directors has completed the acquisition of PITA KING BAKERIES INTERNATIONAL INC. as a wholly owned subsidiary.

The Acquisition Agreement and Plan of Reorganization (the "Agreement") was made and entered into as of November 15, 2002 by INTERNATIONAL STAR, INC., a Nevada corporation ("STAR") and PITA KING BAKERIES INTERNATIONAL INC., a Nevada corporation ("PITA KING").

Per the terms of the Agreement, in exchange for the delivery of all issued and outstanding PITA KING Shares at the Closing, STAR shall issue and deliver to the PITA KING shareholders "Restricted Securities", as defined under Rule 144 and Rule 145 of the Act, certificates representing in the aggregate 4,139,500 shares of the Common Stock of STAR (the "STAR Shares"), to be issued to the several PITA KING shareholders in the same proportion as each PITA KING shareholder's proportionate ownership of the total shares of PITA KING Common Stock outstanding. The effective date of the acquisition is October 1, 2002.

In addition, Mr. Hassan Alaeddine, a member of the PITA KING Board of Directors will be appointed to the Board of Directors of STAR.

Mr. Alaeddine with fifteen years experience in the bakery business co-founded PITA KING in Everett, Washington after twelve years of successfully operating his family owned pita bread bakery in Edmonton, Alberta, Canada.


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In their state-of-the-art manufacturing facility PITA KING produces high quality pita bread products using natural untreated white and whole-wheat flour.

Since beginning operations in September 2001, PITA KING has generated a total income of $226,630, accumulated total assets in excess of $400,000, established a local customer base and procured numerous commercial "open purchase orders" supporting revenues that had grown to approximately $40,000 monthly, as of October 2002. PITA KING is projecting continued growth resulting from its on-going test market programs with multiple nationally recognized companies.

The Company has filed the required Form 8-K announcing this transaction and intends to amend this Form 8-K Current Report and to file therewith audited financial statements for Pita King as soon as practicable.

As stated in the Company's Mission Statement, "Building shareholders value is the goal of the Company." This acquisition marks the first step toward acquiring/establishing an on-going revenue base to enhance the achievement of that goal. The company is evaluating additional projects that must meet the same criteria established for the acquisition of PITA KING. Specifically, future acquisitions must be "financially self-sufficient, well managed, fully staffed and must add to shareholder value".


INTERNATIONAL STAR, INC. AND PITA KING BAKERIES INTERNATIONAL, INC. web sites are accessible on the Internet at www.istarnevada.com and www.pitakingbakery.com respectively.


NOTE: Safe harbor for Forward Looking Statements.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, volatility of prices, product demand, market compensation, risk inherent in the company's international operations, imprecision of reserve estimates and the company's ability to replace and expand reserves.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     INTERNATIONAL STAR, INC.


Dated: November 18, 2002         By: /s/ Kamal Alawas
                                     ------------------------------
                                     Kamal Alawas
                                     President and Chief Executive Officer




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